Exhibit 99.2

This Statement on Form 4 is filed by:  (i) AP VIII Aegis Holdings, L.P., (ii) AP VIII Aegis Holdings GP, LLC, (iii) Apollo Investment Fund VIII, L.P., (iv) Apollo Management VIII, L.P., (v) AIF VIII Management, LLC, (vi) Apollo Management, L.P., (vii) Apollo Management GP, LLC, (viii) Apollo Management Holdings, L.P., and (ix) Apollo Management Holdings GP, LLC

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  March 15, 2019

Issuer Name and Ticker or Trading Symbol:  Presidio, Inc. [PSDO]

AP VIII AEGIS HOLDINGS, L.P.

By:	AP VIII Aegis Holdings GP, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AP VIII AEGIS HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO INVESTMENT FUND VIII, L.P.

By:	Apollo Advisors VIII, L.P.
its general partner

By:	Apollo Capital Management VIII, LLC
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO MANAGEMENT VIII, L.P.

By:	AIF VIII Management, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

AIF VIII MANAGEMENT, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President